UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Earliest Event Reported - August 20, 1997

                             ATC GROUP SERVICES INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                          1-10583             46-0399408
----------------------------------------   ---------------   -------------------
(State or other jurisdiction of             (Commission       (I.R.S. Employer
 incorporation or organization)             File Number)     Identification No.)

104 East 25th Street, 10th Floor
       New York, New York                                           10010
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(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (212) 353-8280
                                                           --------------


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Item 5.       Other Events

     Effective August 20, 1997, ATC Group Services Inc. ("ATC") purchased certain assets and assumed certain liabilities of the environmental consulting and engineering services division of Smith Technology Corporation ("Smith") which operated primarily as BCM Engineers Inc. ("BCM" or the "Engineering Division"). For its most recent 12-month period ended July 31, 1997, the Engineering Division had revenues of $40,531,000 and division operating income before corporate allocations of $3,673,000. For the most recent 3-month period ended July 31, 1997 revenues totaled $7,946,000.

     This acquisition will be accounted for as a purchase. The assets acquired by ATC consists of intangible assets including customer contract rights, customer lists, order backlog, patents and the right to the "BCM Engineers Inc." name and tangible assets including trade accounts receivable, work in process, property and equipment, supplies and general records. ATC additionally entered into non-competition agreements with Smith and a major shareholder/officer of Smith. Total consideration paid to the seller for the assets and non-competition agreements totaled $8,375,539 including a $5,425,539 cash payment at closing and short-term notes payable totaling $2,950,000. The notes payable are subject to setoffs for uncollected accounts receivable and work in process, and changes in the net tangible assets through the date of closing. In addition, ATC assumed certain liabilities of Smith of approximately $4,300,000, including, a portion of the trade payables of BCM/Smith, employee obligations and certain other specified liabilities.

     BCM, founded in 1890, is a leading municipal water and wastewater environmental engineering firm with current operations at multiple locations in the east and Gulf Coast. Approximately 60% of its revenues are derived from private sector clients and the remaining 40% from Municipal and Federal sectors. Its other primary services specializations include water resource management, environmental compliance and site investigation, remedial design and engineering, asbestos, and air quality management. BCM serves major industrial clients in the chemical, petrochemical, oil and gas manufacturing, water supply, commercial development and utilities industries among others.


Item 7.       Exhibits and Financial Statements

     (a) - (b)    Financial  statements and exhibits of BCM Engineers Inc. have not been filed herewith as the acquisition did not qualify as a significant acquisition under the tests proscribed by Regulation S-X.

     (c) Exhibits
         (10.1)  Agreement for Sale and Purchase of Business Assets dated August
              18, 1997, between ATC Group Services Inc. and Smith Technology Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ATC GROUP SERVICES INC.
                                                       (Registrant)

September 3, 1997                              By:  /s/ RICHARD L. PRUITT
-----------------                                   ----------------------------
    (Dated)                                         RICHARD L. PRUITT
                                                    Vice President and
                                                    Principal Accounting Officer